Exhibit 4.10

FIRST AMENDMENT

This FIRST AMENDMENT, dated as of August 8, 2012 (this “Amendment”), to the Revolving Credit Agreement, dated as of July 13, 2010 (as amended, restated, supplemented or otherwise modified prior to the date hereof the “Credit Agreement”), among POSTMEDIA NETWORK INC., a Canada Business Corporations Act corporation (the “Borrower”), POSTMEDIA NETWORK CANADA CORP, a Canada Business Corporations Act corporation (“Holdings”), the subsidiaries of Holdings from time to time party thereto, the lenders from time to time party thereto, and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”), collateral agent, co-syndication agent, joint collateral agent and paying agent, and the other agents party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that the Credit Agreement be amended and waived in the manner set forth herein; and

WHEREAS, the Lenders are willing to agree to this Amendment on the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations set forth herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

PART I

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement, as amended by this Amendment, unless the context otherwise requires.

SECTION 2. Amendments to Section 1.01 (Defined Terms) of the Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in their appropriate alphabetical order:

“First Amendment” means the First Amendment, dated as of August 8, 2012, to this Agreement.

“First Amendment Effective Date” has the meaning specified in the First Amendment.

“Permitted Refinancing” has the meaning specified in Section 7.02(u).

“2012 Head Office Sale Agreement” means the Agreement of Purchase and Sale, dated as of June 20, 2012, among The Rose & Thistle Group Limited and the Borrower.

“2012 Head Office Sale Transaction” means the Borrower’s sale (for cash consideration of CDN$24,000,000) and subsequent lease (for 18 months, with an option to extend for a further 6 months) of the Toronto Head Office pursuant to the 2012 Head Office Sale Agreement.

“Toronto Head Office” means the real property located at 1450 Don Millis Road, Toronto, Canada.

(b) Section 1.01 of the Credit Agreement is hereby amended by inserting the following words at the end of the definition of “Term Loan” set forth therein, immediately prior to the “.”:

“; provided that for purposes of Sections 7.09(e)(B), 7.11 and 8.01(e), the term “Term Loan” shall be deemed to include any Indebtedness that refinances the Term Loan (or any Permitted Refinancing thereof) pursuant to Section 7.02(u)”.

(c) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Term Loan Credit Agreement” set forth therein in its entirety and substituting in lieu thereof the following new definition:

“Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of the date hereof (as such agreement may be amended, restated, supplemented, extended or otherwise modified from time to time) among the Borrower, the various lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as administrative agent, and the other agents party thereto; provided that for purposes of the definition of “Change of Control” set forth herein and of Section 6.03(f), the term “Term Loan Credit Agreement” shall be deemed to include any agreement or other instrument governing Indebtedness that refinances the Term Loan (or any Permitted Refinancing thereof) pursuant to Section 7.02(u)”.

(d) Section 1.01 of the Credit Agreement is hereby amended by inserting the following words at the end of the definition of “Term Loan Documents”, immediately prior to the “.”:

“; provided that for purposes of Sections 6.02(c) and 7.06, the term “Term Loan Documents” shall be deemed to include any agreement or other instrument governing or evidencing Indebtedness that refinances the Term Loan (or any Permitted Refinancing thereof) pursuant to Section 7.02(u) and the Liens on collateral securing the same to the extent otherwise permitted hereunder”.

SECTION 3. Amendment to Section 7.01 (Liens) of the Credit Agreement. Section 7.01(y) of the Credit Agreement is hereby amended by deleting such clause (y) in its entirety and substituting in lieu thereof the following new clause (y):

“(y) Liens granted to secure obligations under the Term Loan Documents (and Liens securing Indebtedness in respect of Secured Swap Obligations and Banking Services Obligations granted pursuant to the Term Loan Documents or any Permitted Refinancing thereof), and any refinancings, refundings, renewals or extensions of the Term Loans (or any Permitted Refinancing thereof) permitted by Section 7.02(u), which Liens attach to no more than the same assets and properties of the Loan Parties that are subject to Liens under the Security Agreement (other than with respect to Liens on assets released by the Collateral Agent (acting at the direction of the Administrative Agent or the Required Lenders in accordance herewith)) and are and subject to the Intercreditor Agreements.”

SECTION 4. Amendments to Section 7.02 (Indebtedness) of the Credit Agreement. Section 7.02(u) of the Credit Agreement is hereby amended by inserting the following words at the end thereof, immediately before the “.”:

“(any such refinancing, refunding, extending, defeasing, discharging, renewing or replacing Indebtedness, a “Permitted Refinancing”)”

SECTION 5. Amendments to Section 7.13 (Sale and Leaseback Transactions) of the Credit Agreement. Section 7.13 of the Credit Agreement is hereby amended by (i) inserting “(i)” immediately following the words “except for” set forth therein, (ii) inserting the words “clause (i) of” immediately following the words “in reliance on” set forth therein and (iii) inserting the following words at the end thereof, immediately before the period:

“and (ii) the 2012 Head Office Sale Transaction”

SECTION 6. Waiver and Consent. Pursuant to Section 10.01 of the Credit Agreement, and subject to the conditions to effectiveness set forth in Section 7 hereof, each of the Lenders party to this Amendment hereby (a) consents to the Borrower entering into the 2012 Head Office Sale Transaction and (b) if and to the extent any Default or Event of Default has occurred or would occur, waives any Defaults or Events of Default under Section 8.01(b) of the Credit Agreement arising from the Borrower entering into or consummating the 2012 Head Office Sale Transaction.

SECTION 7. Effectiveness of Amendment. This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which the following conditions precedent have been satisfied or waived:

(a) The Administrative Agent (or its counsel) shall have received counterparts of this Amendment, duly executed and delivered by (i) a Responsible Officer of each of Holdings and the Borrower, (ii) the Required Lenders and (iii) the Administrative Agent.

(b) Each of the representations and warranties set forth in Section 8 of this Amendment shall be true and correct and the Administrative Agent shall have received a certificate dated as of the First Amendment Effective Date signed by a Responsible Officer of the Borrower certifying the same.

(c) No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, after giving effect to this Amendment, and the Administrative Agent shall have received a certificate dated as of the First Amendment Effective Date signed by a Responsible Officer of the Borrower certifying the same.

(d) Any fees required to be paid on or before the First Amendment Effective Date shall have been paid.

(e) To the extent invoiced at least one Business Day prior to the First Amendment Effective Date, the Administrative Agent shall have received payment or reimbursement of its reasonable and documented out-of-pocket expenses in connection with this Amendment and the Credit Agreement, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in each case, to the extent set forth in Section 10.04(a) of the Credit Agreement.

SECTION 8. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to each of the Lenders and the Administrative Agent that as of the First Amendment Effective Date:

(a) Each of the representations and warranties of the Loan Parties set forth in the Loan Documents (other than Sections 3.4, 3.5, 3.7, 3.8 and 3.12 of the Security Agreement) are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the First Amendment Effective Date after giving effect to this Amendment except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date, or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date).

(b) Immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 9. Post-Effective Date Requirements. Within 30 days after the First Amendment Effective Date (or such later date acceptable to the Administrative Agent in it sole discretion in writing), the Borrower shall deliver to the Administrative Agent updated Exhibits A, B, C, D and E to the Security Agreement.

SECTION 10. Acknowledgment of Holdings. Holdings hereby acknowledges the effectiveness and continuing validity of its Guaranteed Obligations and Liens under or with respect to the Credit Agreement, any Guaranty, any Collateral Document and any other Loan Document to which it is a party, in each case, in accordance with the terms of such document.

SECTION 11. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 12. General.

(a) GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

(b) Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, as and to the extent set forth in the Credit Agreement.

(c) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(d) Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(e) Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f) Integration. This Amendment and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

POSTMEDIA NETWORK CANADA CORP.

By:	/s/ Jeffrey Haar
Name:	Jeffrey Haar
Title:	Executive Vice President and General Counsel

POSTMEDIA NETWORK INC.

By:	/s/ Jeffrey Haar
Name:	Jeffrey Haar
Title:	Executive Vice President and General Counsel

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and as Joint Collateral Agent

By:	/s/ Lisa Hanson
Name:	Lisa Hanson
Title:	Authorized Signatory

Morgan Stanley Bank, N.A., as Lender

By:	/s/ Daniel Sweeney
Name:	Daniel Sweeney
Title:	Authorized Signatory

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as Lender and as Joint Collateral Agent

By:	/s/ Domenic Cosentino
Name:	Domenic Cosentino
Title:	Authorized Signatory

BANK OF MONTREAL, as Lender

By:	/s/ Martin Stevenson
Name:	Martin Stevenson
Title:	Director

The Toronto-Dominion Bank, as Lender

By:	/s/ Michael Ho
Name:	Michael Ho
Title:	Analyst

By:	/s/ Darcy Mack
Name:	Darcy Mack
Title:	Vice President

ROYAL BANK OF CANADA, as Lender

By:	/s/ Felix Mednikov
Name:	Felix Mednikov
Title:	Attorney in Fact

By:	/s/ Robert Kizell
Name:	Robert Kizell
Title:	Attorney in Fact

The Bank of Nova Scotia, as Lender

By:	/s/ Eddy Popp
Name:	Eddy Popp
Title:	Director

By:	/s/ Duane D’sa
Name:	Duane D’sa
Title:	Associate Director

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Robert D. Bryant
Name:	Robert D. Bryant
Title:	Vice President